LASERMASTER TECHNOLOGIES, INC. AND SUBSIDIARIES                                        Item 15(a)(3)
PER SHARE EARNINGS (LOSS) COMPUTATIONS                                                  Exhibit 11.1





                                                                         Fiscal Years Ended June 30,
                                                            ----------------------------------------
                                                                   1995           1994          1993
                                                            -----------    -----------    ----------
     PRIMARY
Net earnings (loss)                                         $   206,474    $ 6,663,636    $ (709,645)
 Add:
  Interest on convertible subordinated debentures,
   net of applicable income taxes                                              262,653
                                                            -----------    -----------    ----------
 Net earnings (loss) for primary income per share           $   206,474    $ 6,926,289    $ (709,645)
                                                            ===========    ===========    ==========

Weighted average number of common shares
 outstanding                                                 11,097,091     10,191,694     9,564,815
 Add:
  Common equivalent shares (determined using the
   "treasury stock" method) representing shares
   issuable upon exercise of warrants and employee
   stock options                                              1,109,189      1,468,044
  Common stock equivalents from assumed exercise of
   convertible debentures                                                      529,158
                                                            -----------    -----------    ----------
Weighted average number of shares used in
the calculation of primary income per share                  12,206,280     12,188,896     9,564,815
                                                            ===========    ===========    ==========

Primary earnings (loss) per common share                    $      0.02    $      0.57    $    (0.07)
                                                            ===========    ===========    ==========

      FULLY DILUTED
Net earnings (loss)                                         $   206,474    $ 6,663,636    $ (709,645)
 Add:
  Interest on convertible subordinated debentures,
   net of applicable income taxes                                              262,653
                                                            -----------    -----------    ----------
Net earnings (loss) for fully diluted income per share          206,474      6,926,289      (709,645)
                                                            ===========    ===========    ==========
Weighted average number of common shares
 outstanding                                                 11,097,091     10,191,694     9,564,815
 Add:
  Common equivalent shares (determined using the
   "treasury stock" method) representing shares issuable
   upon exercise of warrants and employee stock options       1,216,355       1,608,528
  Common stock equivalents from assumed exercise
   of convertible debentures                                                   529,158
                                                            -----------    -----------    ----------
Weighted average number of shares used in
 the calculation of fully diluted income per share           12,313,446     12,329,380     9,564,815
                                                            ===========    ===========    ==========

                                                            -----------    -----------    ----------
Fully diluted earnings (loss) per common share              $      0.02    $      0.56    $    (0.07)
                                                            ===========    ===========    ==========

Earnings (loss) per common and common equivalent shares are computed using the weighted average number of shares outstanding during each period.

The calculation of fully dilutive EPS uses the higher of the ending market price for the period or the average market price.

Common stock equivalents have been excluded from the computation for the fiscal year ended June 30, 1993, as the effect was antidilutive.


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